Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 29, 2001 (except Note 6, as to which the date is March 29, 2001) with respect to the consolidated financial statements of About.com, Inc. and subsidiaries for the year ended December 31, 2000, in the Registration Statement (Form S-8) of PRIMEDIA Inc. pertaining to the Amended and Restated About.com, Inc. and subsidiaries 1999 Employee Stock Purchase Plan, as included in PRIMEDIA Inc.'s Form 8-K/A, filed with the Securities and Exchange Commission.


                                               Ernst & Young LLP

New York, New York
July 2, 2001